EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement of Pacific Softworks, Inc. on Form S-8 of our report dated January 29, 1999, except for notes 10, 13(d) and 14, as to which the date is July 15, 1999, relating to the consolidated financial statements of Pacific Softworks, Inc., and to the reference to our Firm under the caption "Experts".


MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

Los Angeles, California
February 29, 2000